                                                                    EXHIBIT 99.1


                                                        Health Net, Inc.
                                                        21650 Oxnard Street
                                                        Woodland Hills, CA 91367
                                                        818.676.6000
                                                        800.291.6911
                                                        www.health.net


[HEALTH NET GRAPHIC OMITTED]


NEWS RELEASE


              Health Net Media Contact:          Lisa Haines
                                                 818.676.7912
                                                 Lisa.J.Haines@Health.net

              Health Net Investor Contact:       David Olson
                                                 818.676.6978
                                                 David.W.Olson@Health.net



            HEALTH NET AND DEPARTMENT OF DEFENSE SETTLE $389 MILLION
                       IN OUTSTANDING TRICARE RECEIVABLES

         LOS ANGELES, January 3, 2001 -- Health Net, Inc. (NYSE:HNT) today announced that its Federal Services subsidiary and the Department of Defense
(DoD) have agreed to a settlement of approximately $389 million for outstanding receivables related to Health Net's Federal Services subsidiary's three current contracts for DoD's TRICARE program and for the completed contract for the CHAMPUS Reform Initiative. Health Net expects to receive full payment on or about January 5, 2001. The company noted that approximately $120 to $130 million of the settlement is owed to vendors, to the government and will be applied to the continuing operating needs of the three TRICARE contracts. The balance will reduce the

Amounts receivable under government contracts on the company's balance sheets. The agreement also provides for an additional $21 million in payments during 2001 and 2002 for costs that have not yet been incurred.

         "This is a major step forward for our company, for our relationship with the Department of Defense and for the future of TRICARE," said Jay Gellert, president and chief executive officer of Health Net. "These payments dramatically improve our balance sheet. We will use these funds to reduce our outstanding bank revolving debt. We thank DoD for their hard work on this matter and we look forward to serving TRICARE for many years to come."

         Because of this settlement, Health Net believes its total debt on the balance sheet as of March 31, 2001 should be less than $650 million. The March 31, 2001 total debt amount compares to approximately $950 million in total debt at September 30, 2000 and more than $1.4 billion in total debt at September 30, 1998.

         Additionally, the company will see substantially higher than expected operating cash flow in 2001 as the bulk of the cash payments will be received in 2001.

         Health Net added that it expects earnings per share for 2001 to be in the $1.55 to $1.58 range. The current FIRST CALL consensus estimate is $1.54 per share. The company's prior earnings guidance for the fourth quarter of 2000, consistent with the FIRST CALL consensus of $.37 per share, is unchanged.

         The three TRICARE contracts that Health Net's Federal Services subsidiary operates for DoD's TRICARE Management Activity (TMA) cover more than
1.5 million military retirees and
dependents of active duty military personnel. The contracts cover 11 states and account for approximately $1.1 billion in annual revenues for Health Net (see attached TRICARE fact sheet).

         The receivable items settled by this payment include change orders, bid price adjustments, equitable adjustments and claims (explanations of these can be found in the attached TRICARE fact sheet). These receivables developed as a result of TRICARE health care costs rising faster than the forecasted health care cost trends used in the original contract bids, data discrepancies on formal contract adjustments, and routine contract changes for benefit adjustments.

         "The agreement with DoD is doubly significant since it settles a large number of items that could have taken months to resolve and substantiates the historical integrity of the CHAMPUS/TRICARE receivable and these operations," Gellert added.

         Health Net will conduct a conference call on the topics of this release for all interested parties on Wednesday, January 3, 2001, at 4:30 p.m. EST. The call-in number is (719) 457-2617 with a confirmation code of 452219. The call can also be accessed via the Internet at www.vcall.com. A replay will be available through January 5, 2001 by dialing (719) 457-0820 and using the same confirmation code.

         The matters discussed in this release contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, that involve risks and uncertainties. All statements other than statements of historical information provided herein may be deemed to be forward-looking statements. Without limiting the foregoing, the words "believes," "anticipates," "plans,"

"expects" and similar expressions are intended to identify forward-looking statements. Factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the "Risk Factors" and "Cautionary Statements" sections included within the Company's most recent Annual Report on Form 10-K filed with the SEC and the risks discussed in the Company's other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements that reflect management's analysis, judgment, belief or expectation only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

         Health Net is one of the nation's largest publicly traded managed health care companies. Its mission is to enhance quality of life for its customers by offering products distinguished by their quality, service and affordability. The company's HMO, insured PPO and government contracts subsidiaries provide health benefits to approximately 5.2 million individuals in 16 states through group, individual, Medicare risk, Medicaid and TRICARE programs. FHS subsidiaries also offer managed health care products related to behavioral health, dental, vision and prescription drugs, and offer managed health care product coordination for multi-region employers and administrative services for medical groups and self-funded benefits programs.

                                     # # #


TRICARE FACT SHEET FOLLOWS (TWO PAGES)

                               TRICARE FACT SHEET


BACKGROUND

- In the 1950s, the Federal Government created the Civilian Health and Medical Program of the Uniformed Services (CHAMPUS), which served as the health insurance program for military active duty and retired personnel and their dependents.

- Administered by the Department of Defense (DoD), the CHAMPUS program was renamed TRICARE in 1995 and, today, serves as the DoD's managed health care program.

-    Awarded its first contract in 1988, Foundation Health Federal Services
     (FHFS) is the nation's oldest and largest administrator of the TRICARE program, currently serving more than 1.5 million military eligibles and their dependents.

-    FHFS administers three TRICARE contracts in 11 states, which include:
     Arkansas, Alaska, Arizona, California, Hawaii, Idaho, Louisiana, Oklahoma, Oregon, Texas and Washington.



     REGIONS                                    BENEFICIARIES                 ANNUAL REVENUE


     REGION 11
     Washington, Oregon
     and Northern Idaho                               243,000                   $130 million

     REGION 6
     Texas, Louisiana, Oklahoma
     and Arkansas                                     612,000                   $490 million

     REGIONS 9, 10, 12
     California, Hawaii, Alaska
     and portions of Arizona                          608,000                   $460 million


CONTRACT EXTENSIONS

-    In February of 2000, FHFS received a one-year contract extension in Region
     11. This extension continues through February 2001, with an option to extend the contract through February 2002.

-    In November of 2000, FHFS received a one-year contract extension in Region
     6. This extension continues through October 31, 2001, with an option to extend the contract through October 31, 2002.

- FHFS' contract in Regions 9, 10 and 12 will expire on March 31, 2001; FHFS is currently in negotiations with the DoD to extend this contract for two additional one-year options.


SETTLEMENT AGREEMENT TERMS

CHANGE ORDER
A modification to a government contract pursuant to the Changes Clause of the contract that permits the government to unilaterally make certain changes within the general scope of the contract and which, in turn, entitles the contractor to adjustment of contract prices/terms as compensation for the change.

BID PRICE ADJUSTMENT
A pricing methodology developed by the government for these contracts that attempts to eliminate or reduce the risks to the contractor for events beyond or outside of their control. This methodology measures contract costs and determines reimbursement in relationship to the contractor's originally submitted price. To the extent that certain factors (such as the number of eligibles, visits to the Military Treatment Facilities, specified inflationary measures, and other factors) deviate from original estimates provided by the government, the price is adjusted. Additionally, to the extent that actual health care costs is greater or less than the adjusted bid estimates, the government shares in the underrun or overrun.

REQUEST FOR EQUITABLE ADJUSTMENT
A proposal by the contractor submitted to the government for an adjustment to the contract price or schedule resulting from a contract change made by a Change Order or made by another government action (i.e., constructive change).

CLAIM
A certified written demand by a contractor for payment by the government of a specific amount of money that is in dispute.